            Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 16, 1997, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc., incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

Form        No.
----        ---

S-8      33-70208       Mississippi Valley Bancshares, Inc. 1988 Stock Option
                          Plan
S-8      333-21083      Mississippi Valley Bancshares, Inc. 1991 Stock Option
                          Plan
S-8      333-00898      401(k) Retirement Savings Plan of Mississippi Valley
                          Bancshares, Inc.


February 18, 1997                      /s/ Ernst & Young LLP
St. Louis, Missouri